UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2018

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our annual meeting of shareholders on June 4, 2018. A total of 6,807,842 shares of our common stock were outstanding as of April 9, 2018, the record date for the annual meeting.

At the annual meeting, our shareholders voted to (i) elect six directors to serve until the next annual meeting or until their respective successors are elected and qualified, (ii) approve an advisory (non-binding) proposal on the compensation paid to our executive officers, (iii) approve the AstroNova, Inc. 2018 Equity Incentive Plan, and (iv) ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for our fiscal year ending January 31, 2019. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

1. Election of directors.

Nominee	For	Withheld	Broker Non-Votes
April L. Ondis	4,368,261.89	58,805.17	1,887,151.00
Mitchell I. Quain	4,216,125.71	210,941.35	1,887,151.00
Yvonne E. Schlaeppi	4,388,185.06	38,882.00	1,887,151.00
Harold S. Schofield	4,370,747.89	56,319.17	1,887,151.00
Richard S. Warzala	4,385,785.06	41,282.00	1,887,151.00
Gregory A. Woods	4,384,485.03	42,582.03	1,887,151.00

2. To approve, on an advisory, non-binding basis, the compensation paid to our named executive officers.

For	Against	Abstain	Broker Non-Votes
4,350,264.06	72,135.00	4,668.00	1,887,151.00

3. To approve the AstroNova, Inc. 2018 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
4,093,086.06	330,119.00	3,862.00	1,887,151.00

4. To ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for our fiscal year ending January 31, 2018.

For	Against	Abstain	Broker Non-Votes
6,301,262.03	7,928.00	5,028.03	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: June 8, 2018	By:	/s/ David S. Smith
David S. Smith
Vice President, Treasurer and Chief Financial Officer

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